UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West Suite 205 Fort Mill, SC	29708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 691-2000

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 30, 2026, Catheter Precision, Inc. (the “Company”) consummated the closing (the “Series C-4 Closing”) of the sale and issuance of an aggregate of 2,821 shares of the Company’s Series C-4 Convertible Preferred Stock, par value $0.0001 per share and stated value of $1,000 per share (the “Series C-4 Preferred Stock”), for aggregate gross proceeds of $2,821,000.00. The Series C-4 Preferred Stock was issued pursuant to the exercise by certain investors (the “Participating Buyers”) of their Additional Investment Right under Section 1(e) of that certain Securities Purchase Agreement, dated as of March 9, 2026 (the “Purchase Agreement”), by and among the Company, the Participating Buyers and other and investors party thereto.

The terms of the Series C-4 Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C-4 Convertible Preferred Stock (the “Series C-4 Certificate of Designation”), which was filed by the Company with the Secretary of State of the State of Delaware on July 27, 2026. A copy of the Series C-4 Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dawson James Securities, Inc. acted as placement agent for the Company in connection with the Series C-4 Closing. The Company paid Dawson James customary placement agent fees and expenses in connection therewith, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2026.

The Company intends to use the net proceeds from the Series C-4 Closing for working capital, general corporate purposes and the redemption of all of the Company’s issued and outstanding Series B Convertible Preferred Stock.

The Series C-4 Preferred Stock was issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering. Each Participating Buyer is an “accredited investor” as defined in Rule 501 of Regulation D and acquired the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof. The offering did not involve any general solicitation or general advertising, and appropriate transfer restrictions and customary restrictive legends have been imposed on the securities.

The information set forth in this Item 3.02 is being provided in supplement to the disclosures previously made by the Company in the Company’s Current Reports on Form 8-K filed with the SEC on March 9, 2026 (the “Prior 8-K”), and is qualified in its entirety by reference to the descriptions of the foregoing transactions and the related transaction documents in the Prior 8-K.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The Series C-4 Preferred Stock, upon issuance, ranks senior to the Common Stock with respect to dividends and distributions on liquidation, dissolution or winding-up of the Company, and conversion of the Series C-4 Preferred Stock into Common Stock will result in dilution of the existing holders of Common Stock. The rights, preferences, privileges and restrictions of the Series C-4 Preferred Stock are as set forth in the Series C-4 Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2026, the Company filed the Series C-4 Certificate of Designation with the Secretary of State of the State of Delaware.

The foregoing description of the Series C-4 Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C-4 Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C-3 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on July 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2026

CATHETER PRECISION, INC.

	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer